Exhibit 99.1

Press Release

Contacts:	Susan Lehman	Bonnie Mott, Investor Relations Manager
	Rockpoint Public Relations	Ikanos Communications
	510-832-6006	510-438-5360
	susan@rockpointpr.com	bmott@ikanos.com

Ikanos Communications Announces Financial Results

For First Quarter 2007

Recent Highlights:

•	17% Sequential Quarterly Revenue Growth

•	Debuts Integrated VDSL2 Residential Gateway, the Fusiv® Vx180

•	Expands into the Fiber-To-The-Home Residential Gateway Market with the Fusiv Vx170

FREMONT, Calif., April 26, 2007 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported financial results for the first quarter ended April 1, 2007.

“We believe that the first quarter of 2007 was a turning point for Ikanos, marked by improved financial results. Revenues in the first quarter grew 17% sequentially led by demand for our access solutions. Gross margin improvements and declining operating expenses resulted in the reduction of our GAAP net loss by $6.5 million and our non-GAAP net loss by $4.0 million on a sequential basis,” said Daniel K. Atler, CEO of Ikanos Communications. “We also continue to pull farther ahead of our competition with the addition of the industry’s fastest processors to our Fusiv product portfolio. Our new integrated VDSL2 residential gateway is garnering strong interest from our customers for multi-play deployments, and we have expanded our potential customer base with the introduction of the Vx170 gateway processor, which is designed for the Fiber-To-The-Home market”.

Financial Highlights

Revenue in the first quarter of 2007 was $24.7 million compared with revenue of $21.0 million for the fourth quarter of 2006 and revenue of $35.8 million for the first quarter of 2006.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, certain expenses incurred in connection with a common stock offering, restructuring charges and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc. and Doradus Technologies, Inc. including amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the first quarter of 2007 was $9.1 million, or $0.32 per diluted share, on 28.0 million weighted average shares. This compares with a net loss of $15.6 million, or $0.56 per diluted share, on 27.6 million weighted average shares in the fourth quarter of fiscal 2006 and with a net loss of $1.4 million, or $0.06 per diluted share, on 24.5 million weighted average shares in the first quarter of 2006.

Non-GAAP net loss for the first quarter of 2007 was $4.6 million, or $0.16 per diluted share, on 28.0 million weighted average shares. This compares with non-GAAP net loss of $8.6 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2006 and with a non-GAAP net income of $5.0 million, or $0.19 per diluted share in the first quarter of 2006.

Recent Product Highlights:

•

Introduced the Fusiv Vx180, the industry’s fastest integrated VDSL2 gateway processor. The Vx180 single chip, multi-mode VDSL2 gateway processor provides 2.7 GHz of network processing power, Voice over Internet Protocol (VoIP), multi-mode DSL and security, while supporting best-in-class Quality of Service (QoS) and wire speed performance.

•

Announced its expansion into the Fiber-To-The-Home (FTTH) residential gateway market with the introduction of the Fusiv Vx170. The Vx170 gateway processor, with 2.7 GHz of processing power, drives gigabit packet processing and enables integrated security, voice and wire speed Quality of Service (QoS), making it an ideal choice for meeting the emerging requirements of next-generation FTTH.

Recent Customer and Carrier Highlights:

•

Ikanos has been selected as provider of VDSL2 chipsets for NetCologne, a German telecommunications company providing services for the Cologne, Bonn and Aachen regions. NetCologne is using Ikanos’ FxTM100100-5 Central Office (CO) and FxTM100100S-5 Customer Premises Equipment (CPE) chipsets to power fiber-to-the-building (FTTB) deployments that offer up to 100 Mbps VDSL2 and deliver triple play services over existing copper infrastructure.

•

Korean equipment manufacturer DASAN Networks has selected the Ikanos multi-mode VDSL2 CO and CPE chipsets for its next generation equipment. Ikanos’ solutions enable DASAN to offer universal 100/100 VDSL2 DSLAMs, concentrators, CPE and residential gateways for deployment in Korea and the rest of the world.

•

InnoMedia, Inc., a leading supplier of Internet and broadband access Internet Protocol (IP) telephony solutions, will use Ikanos’ Fusiv Vx150 network processors in its next generation VoIP-enabled residential gateways.

•	ZyXEL Communications Corp., a leading VDSL access solution provider, has chosen Ikanos’ fifth generation CO and CPE chipsets targeted for worldwide deployment.

Outlook

•	Revenue is expected to be between $24.5 million and $26.5 million in the second quarter of 2007.

•

Non-GAAP gross margins* are expected to further improve and be between 43% and 44% in the second quarter of 2007. GAAP gross margins in the second quarter of 2007 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of $0.4 million, and charges related to stock-based compensation expense in accordance with FAS 123(R).

•

Non-GAAP operating expenses are expected to continue to decrease sequentially and be in the range of $15 to $16 million in the second quarter of 2007. GAAP operating expenses in the second quarter of 2007 will be higher, as they will include amortization of acquisition-related intangibles of $0.4 million, and charges related to stock-based compensation expense in accordance with FAS 123(R).

*	The Company refers to gross margins as the result of revenue less cost of revenue divided by revenue.

First Quarter 2007 Conference Call

Management will review the first quarter fiscal 2007 financial results and its expectations for subsequent periods at a conference call on April 26, at 5:30 a.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 347-284-6930, password 1416707. The web cast will be archived and available through May 2, 2007 at http://ir.ikanos.com/ or by calling 719-457-0820 and entering conference ID number 1416707.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and high-speed network processing for enhanced triple play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services including IPTV.

© 2007 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos, including statements regarding carrier deployments and equipment levels in 2007; the first quarter as a turning point for Ikanos; use of non-GAAP measures; expected revenue for the second quarter of 2007; expected gross margins for the second quarter of 2007; and expected operating expenses for the second quarter of 2007. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; Ikanos’ ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	April 1, 2007	April 2, 2006
Revenue	$24,668	$35,825

Cost and operating expenses:
Cost of revenue	15,256	18,560
Research and development	12,611	13,670
Selling, general and administrative	7,114	5,564
Common stock offering expenses	—	954

Total cost and operating expenses	34,981	38,748

Loss from operations	(10,313)	(2,923)
Interest income, net	1,281	959

Loss before income taxes	(9,032)	(1,964)
Provision for income taxes	52	113

Loss before cumulative effect of change in accounting
principle, net of tax	(9,084)	(2,077)

Cumulative effect of change in accounting principle,
net of tax	—	638

Net loss	$(9,084)	$(1,439)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting
principle, net of tax	$(0.32)	$(0.09)
Cumulative effect of change in accounting
principle, net of tax	—	0.03

Net loss per share	$(0.32)	$(0.06)

Weighted average number of shares	28,014	24,481

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended April 1, 2007				Three Months Ended April 2, 2006
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$24,668	$—		$24,668	$35,825	$—		$35,825

Cost and operating expenses:
Cost of revenue	15,256	(25	) (a)	14,405	18,560	(44	) (a)	18,067
		(826	) (b)			(449	) (b)
Research and development	12,611	(1,825	) (a)	10,661	13,670	(899	) (a)	9,722
		(125	) (b)			(149	) (b)
						(2,900	) (c)
Selling, general and administrative	7,114	(1,477	) (a)	5,408	5,564	(1,009	) (a)	3,880
		(229	) (b)			(675	) (b)
Common stock offering expenses	—	—		—	954	(954	) (d)	—

Total cost and operating expenses	34,981	(4,507)		30,474	38,748	(7,079)		31,669

Income (loss) from operations	(10,313)	4,507		(5,806)	(2,923)	7,079		4,156
Interest income and other, net	1,281	—		1,281	959	—		959

Income (loss) before income taxes	(9,032)	4,507		(4,525)	(1,964)	7,079		5,115
Provision for income taxes	52	—		52	113	—		113

	(9,084)	4,507		(4,577)	(2,077)	7,079		5,002
	—	—		—	638	(638	) (e)	—

Net income (loss)	$(9,084)	$4,507		$(4,577)	$(1,439)	$6,441		$5,002

Net income (loss) per shares:
Basic	$(0.32)			$(0.16)	$(0.06)			$0.20
Diluted	$(0.32)			$(0.16)	$(0.06)			$0.19
Weighted average number of shares:
Basic	28,014			28,014	24,481			24,481
Diluted	28,014			28,014	24,481			26,624
Notes:

						Three Months Ended
						April 1, 2007		April 2, 2006
(a) Stock-based compensation						$3,327		$1,952
(b) Amortization of acquired intangible assets						1,180		1,273
(c) In-process research and develepment						—		2,900
(d) Common stock offering expenses						—		954
(e) Cumulative effect of change in accounting						—		(638)

Total non-GAAP adjustments						$4,507		$6,441

5

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	April 1, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$102,101	$109,638
Accounts receivable, net	14,317	15,140
Inventory	10,638	12,801
Prepaid expenses and other current assets	4,637	3,086

Total current assets	131,693	140,665
Property and equipment, net	17,852	18,073
Intangible assets, net	9,032	10,212
Goodwill	6,247	6,247
Other assets	1,227	660

	$166,051	$175,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$26,845	$31,162
Other current liabilities	830	818

Total current liabilities	27,675	31,980
Long-term liabilities	772	987

Total liabilities	28,447	32,967
Stockholders’ equity	137,604	142,890

	$166,051	$175,857